UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 24, 2011

NATURAL GAS SERVICES GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Colorado	1-31398	75-2811855
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

508 West Wall Street, Suite 550
Midland, TX 79701

(Address of Principal Executive Offices)

(432) 262-2700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 24, 2011, our Compensation Committee considered cash and equity compensation matters in connection with 2010 financial and operational results, and in connection therewith granted restricted stock awards totaling 6,978 shares of common stock under our 2009 Restricted Stock/Unit Plan (the “Restricted Stock Plan”) to certain of our executive officers and a key employee based upon the closing price of our common stock on January 24, 2011 of $17.81 per share.  The following table summarizes the restricted stock award grants made to the executive officers.

Name	Dollar Amount	Number of Restricted Shares Awarded
Stephen C. Taylor, Chief Executive Officer & President	$85,320	4,791
James R. Hazlett, Vice President – Technical Services	$21,263	1,194

All shares of common stock issued are subject to a one year vesting requirement, subject to acceleration (an “Acceleration Event”) in the case of (i) death, disability, or retirement of the recipient employee, or (ii) a change of control in the Company, as set forth in the Restricted Stock Plan.  Thus, except in the case of an Acceleration Event, if a recipient’s employment is terminated prior to January 24, 2012, such recipient will forfeit the shares of common stock he has received in connection with the award described herein.  In addition, under our Incentive Cash Bonus Program, cash bonuses of $18,960 and $4,725 were awarded to Messrs. Taylor and Hazlett, respectively.

Also, the Committee granted pursuant to our 1998 Stock Option Plan stock options to purchase (i) 10,000 shares of our common stock to James R. Hazlett, our Vice President – Technical Services and (ii) 5,000 shares of our common stock to G. Larry Lawrence, our Manager of Accounting and Principal Accounting Officer. The options are subject to vesting requirements under which one-third of the option shares will vest and become exercisable on the first anniversary of the grant date and another one-third of the option shares will vest on the second and third anniversary date thereafter. The exercise price of the options is $17.81 per share, the fair market value of our common stock on the date of grant. The options expire ten years from the date of grant.

On January 27, 2011, the Compensation Committee conducted its annual review of our President and Chief Executive Officer, Stephen C. Taylor.  In connection with that review, the Committee increased the base salary of Mr. Taylor from $316,000 to $363,000.  Mr. Taylor is employed pursuant to an employment agreement entered into on October 25, 2008. No other changes were made to the terms of Mr. Taylor’s employment agreement, which was summarized in our Report on Form 8-K filed with the SEC on October 30, 2008, and filed as an exhibit thereto.  In addition, pursuant to the terms of Mr. Taylor’s employment agreement, the Company granted Mr. Taylor restricted stock awards totaling 20,000 shares of our common stock pursuant to the Restricted Stock Plan.  All 20,000 of the restricted shares are subject to a one year vesting requirement, subject to acceleration (an “Acceleration Event”) in the case of (i) death, disability, or retirement of Mr. Taylor, or (ii) a change of control in the Company, as set forth in the Restricted Stock Plan.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATURAL GAS SERVICES GROUP, INC.

Dated: January 28, 2011
	By:	/s/ Stephen C. Taylor

Stephen C. Taylor
President & Chief Executive Officer